EXHIBIT 10.2
Below SVP
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THE CHILDREN’S PLACE, INC.
This Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”), effective as of May 4, 2018 (the “Award Date”), is entered into by and between The Children’s Place, Inc., a Delaware corporation (the “Company”), and ______________ (the “Awardee”).
WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company;
WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee the right to receive shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to Section 9 of the 2011 Equity Incentive Plan of the Company (the “Plan”), subject to the terms and conditions set forth herein; and
WHEREAS, capitalized terms not otherwise defined herein or in Exhibit A hereto shall have the meanings ascribed thereto in the Plan.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.Award. Subject to the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, the Company shall issue and deliver to the Awardee the number of shares of Common Stock, if any, earned in accordance with Exhibit A (the “Performance Shares”) in April 2021, but in no event later than April 15, 2021 (the “Vesting Date”), provided that a determination has been made by the Board or the Committee that the performance targets and conditions set forth in Exhibit A have been achieved, and at what levels those performance targets and conditions have been achieved (by reference to Exhibit A) (a “Determination”), and provided further that the Awardee is in the employ of the Company or its subsidiaries on the Vesting Date.
2.    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Awardee and his or her legal representative in respect of any questions arising under the Plan or this Agreement. By signing this Agreement, Awardee acknowledges that he or she has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan (and this Agreement).
3.    Termination of Employment Due to Death, Disability or Retirement. In the event that Awardee’s employment with the Company and/or its subsidiaries terminates due to Awardee’s death, Disability or Retirement (i) prior to a Determination, then the performance targets in Exhibit A shall be deemed to have been achieved at target, and the conditions set forth in Exhibit A shall be deemed to have been satisfied, and, therefore, the Target Number of Performance Shares (as set forth in Exhibit A) shall immediately vest and be delivered to the Awardee (or Awardee’s estate, as applicable) within 10 days following the date of such termination of employment, provided that if such termination of employment occurs on or prior to the date on which 50% of the Performance Period (as set forth in Exhibit A) has elapsed, only 50% of the Target Number of Performance Shares shall immediately vest and be so delivered or (ii) after a Determination, then any Performance Shares that are determined to have been earned by Awardee in accordance with Exhibit A shall, to the extent not previously delivered to Awardee, vest and be delivered to Awardee (or Awardee’s estate, as applicable) within 10 days following the date of such termination of employment.
4.    Termination of Service. Except as otherwise provided in Sections 3 above or 5 below, upon termination of the Awardee’s employment with the Company and its subsidiaries, this Award shall terminate and all of Awardee’s rights to receive Performance Shares and dividend equivalents otherwise credited pursuant to Section 6 below shall be forfeited immediately.
5.    Termination and Change in Control.
(a)Prior to Determination of Performance. Notwithstanding any provision herein to the contrary, if a Change in Control occurs prior to a Determination, then immediately prior to such Change in Control, the Target Number of Performance Shares (as set forth in Exhibit A) shall automatically convert into service-based Performance Shares, and such service-based Performance Shares shall vest and be immediately delivered to the Awardee on the Vesting Date (without regard to achievement of any of the Performance Requirements set forth on Exhibit A), provided that the Awardee is in the employ of the Company or its subsidiaries on the Vesting Date.   Notwithstanding any provision herein to the contrary, in the event that an Involuntary Termination Event occurs within one (1) year following the occurrence of a Change in Control, the outstanding unvested service-based Performance Shares shall immediately become fully vested and be immediately delivered to the Awardee.

(b)After Determination of Performance. In the event that after a Determination, an Involuntary Termination Event and a Change in Control occur, then the number of Performance Shares determined to have been earned shall immediately vest and shall be immediately delivered to the Awardee.

(c)Involuntary Termination Event. The term “Involuntary Termination Event” shall mean (i) the involuntary termination of the Awardee’s employment with the Company or any of its subsidiaries (other than for Cause, death or Disability) or (ii) the Awardee’s resignation of employment with the Company or any of its subsidiaries for Good Reason.
(d)Good Reason. The term “Good Reason” shall mean the occurrence of any of the following without the Awardee’s prior written consent: (i) a material reduction in the Awardee’s then current base salary or target bonus percentage, (ii) a material diminution of the Awardee’s duties or responsibilities, (iii) the assignment to the Awardee of duties or responsibilities which are materially inconsistent with the Awardee’s previous duties or responsibilities, or (iv) relocation of the Awardee’s principal work location to a location more than thirty (30) miles from the Awardee’s previous principal work location; provided, however, that no such occurrence shall constitute Good Reason unless the Awardee provides the Company with written notice of the matter within thirty (30) days after the Awardee first has knowledge of the matter and, in the case of clauses (i), (ii) or (iii) hereof, the Company fails to cure such matter within ten (10) days after its receipt of such notice.
6.    Dividend Equivalents. The Company shall credit the Awardee in respect of each Performance Share (and each Dividend Equivalent Share (or fraction thereof)) subject to this Award with dividend equivalents in the form of a number of shares of Common Stock (including any fractional shares) (the “Dividend Equivalent Shares”) equal to (i) the amount of each dividend (including extraordinary dividends if so determined by the Committee) declared to other stockholders of the Company in respect of one share of Common Stock divided by (ii) the Fair Market Value of a share of Common Stock on the payment date for the applicable dividend. On the date that Performance Shares are delivered to the Awardee hereunder (whether pursuant to Sections 1, 3 or 5), the Dividend Equivalent Shares in respect of the aggregate number of delivered Performance Shares shall also be delivered to the Awardee, with the aggregate number of such Dividend Equivalent Shares being rounded down to the nearest whole share (but, in any event, no fewer than one share). No dividend equivalents shall be accrued for the benefit of the Awardee with respect to record dates occurring prior to the Award Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee’s rights to receive Performance Shares are forfeited.
7.    Transfer Restrictions. Prior to delivery of any Common Stock with respect to the Performance Shares or the Dividend Equivalent Shares, the Awardee shall not be deemed to have any ownership or stockholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) this Award, or any of the Performance Shares or any of the Dividend Equivalent Shares prior to delivery thereof.

8.    Changes in Capitalization. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment to this Award is determined by the Committee in its sole discretion to be necessary or appropriate, then this Award shall be adjusted in such manner as the Committee may deem equitable in accordance with Section 12 of the Plan.
9.    Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver the Performance Shares (or Dividend Equivalent Shares) or any certificates evidencing such shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
10.    Withholding Taxes. Awardee shall be required to pay to the Company or its subsidiary, and the Company or its subsidiary shall have the right (but not the obligation) and is hereby authorized to withhold from amounts payable and/or property deliverable to the Awardee, the amount of any required withholding taxes in respect of the Performance Shares and the Dividend Equivalent Shares, or any other payment or transfer under the Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.
11.    Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and, subject to Section 10 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.
12.    Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Awardee, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Awardee otherwise has engaged in or engages in any activity referred to in the preceding sentence, as determined by the Committee in its sole discretion, the Awardee will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Award, the sale or other transfer of this Award, or the sale of shares of Common Stock acquired in respect of this Award, and must promptly repay such amounts to the Company. If the Awardee receives any amount in excess of what the Awardee should have received under the terms of this Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Awardee shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Wal7l Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award and this Agreement). In the event that this Section 12 and/or such written policy is deemed to be unenforceable, then the award of Performance Shares shall be deemed to be unenforceable due to the lack of adequate consideration.
13.    Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company or its subsidiaries.
14.    Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company.
15.    Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.
16.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall control.
17.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

18.    Amendment. This Agreement may be amended or modified only as provided in Section 14 of the Plan or by a written instrument executed by both the Company and the Awardee.
19.    Survivorship. This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder and shall not be terminated by either party without the express written consent of both parties.
* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.
THE CHILDREN’S PLACE, INC.

By:	Name: Leah Swan Title: Senior Vice President, Human Resources
AWARDEE

By:	Name: Date:
Exhibit A

(a)    Awardee’s Name: ______________________________
(b)    Award Date: May 4, 2018

(c)	Performance Period: the three (3) fiscal years of the Company commencing on February 4, 2018 and ending on January 30, 2021 (“Fiscal Years 2018-2020”)
(d)    Target Number of Performance Shares available to be earned: ______

(e)	Maximum Number of Performance Shares available to be earned: 250% of the Target Number of Performance Shares set forth above

[Continued on next page.]

(f)    Performance Requirements: Subject to the terms and conditions set forth in the Performance-Based Restricted Stock Unit Award Agreement, the Awardee shall earn the number of Performance Shares determined in clauses (1), (2), (3) and (4) below.

(1)
Adjusted EPS – The Awardee shall earn fifty percent (50%) of the percentage of the Target Number of Performance Shares by reference to the cumulative Adjusted EPS achieved for Fiscal Years 2018-2020 as set forth in the following table. If the sum of Adjusted EPS achieved for Fiscal Years 2018-2020 falls between the thresholds set forth in the following table, the percentage of the Target Number of Performance Shares to be earned shall be determined by linear interpolation:

Sum of Adjusted EPS for Fiscal Years 2018-2020	Percentage of the Target Number of Performance Shares to be Earned
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100% (Target)
90%
80%
70%
60%
50%
40%
30%
20%
10%
0

(2)
Adjusted Operating Margin Expansion – The Awardee shall earn twenty-five percent (25%) of the percentage of the Target Number of Performance Shares by reference to the Adjusted Operating Margin Expansion achieved (measured in basis points) from the end of Fiscal Year 2017 to the end of Fiscal Year 2020 as set forth in the following table. If the Adjusted Operating Margin Expansion achieved as aforesaid falls between the thresholds set forth in the following table, the percentage of the Target Number of Performance Shares to be earned shall be determined by linear interpolation:

Adjusted Operating Margin Expansion from the end of Fiscal Year 2017 to the end of Fiscal Year 2020 (in basis points)	Percentage of the Target Number of Performance Shares to be Earned
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100% (Target)
90%
80%
70%
60%
50%
40%
30%
20%
10%
0

(3)
Adjusted ROIC – The Awardee shall earn twenty-five percent (25%) of the percentage of the Target Number of Performance Shares by reference to the Adjusted ROIC achieved for Fiscal Year 2020 as set forth in the following table. If the Adjusted ROIC achieved for Fiscal Year 2020 falls between the thresholds set forth in the following table, the percentage of the Target Number of Performance Shares to be earned shall be determined by linear interpolation:

Adjusted ROIC for Fiscal Year 2020	Percentage of the Target Number of Performance Shares to be Earned
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100% (Target)
90%
80%
70%
60%
50%
40%
30%
20%
10%
0

(4)
The number of Performance Shares otherwise earned as determined pursuant to the tables set forth in subsections (f)(1), (f)(2) and (f)(3) above shall be adjusted (up, down or not at all) by reference to the following:

Company Fiscal 2020 Adjusted ROIC Ranking Compared to Peer Group	A Participant will Receive the Following Percentage of PRSUs Otherwise Earned Based on the Adjusted EPS, Adjusted Operating Margin Expansion and Adjusted ROIC Achieved
1st – 2nd
3rd – 15th
16th – 17th

(g)	Definitions:
“Adjusted EPS” shall mean the Company’s earnings per diluted share for the applicable fiscal year, adjusted to exclude one-time or unusual items, including any effect of a change in accounting principles and of Accounting Standards Update (ASU) 2016-09 issued by the Financial Accounting Standards Board (FASB) (rules for income tax impact on share-based compensation). Adjusted EPS shall exclude those items that the Company excludes when it reports its “non-GAAP” adjusted EPS and shall also exclude any effect of a change in accounting principles and of Accounting Standards Update (ASU) 2016-09 issued by the Financial Accounting Standards Board (FASB) (rules for income tax impact on share-based compensation).

“Adjusted Operating Margin Expansion” shall mean the Company’s cumulative increase in Adjusted Operating Margin (measured in basis points) between the Company’s Adjusted Operating Margin for the fiscal year ended February 3, 2018 (that is 9.6%) and the Company’s Adjusted Operating Margin for the fiscal year ending January 30, 2021 (“Fiscal 2020”).

“Adjusted Operating Margin” shall mean the Company’s operating margin for the applicable fiscal year, expressed as a percentage and determined by dividing the Company’s Adjusted Operating Income for such fiscal year by the Company’s net sales for such fiscal year.

“Adjusted Operating Income” shall mean the Company’s operating income for a fiscal year, adjusted to exclude one-time or unusual items, including any effect of a change in accounting principles. Adjusted Operating Income shall exclude those items that the Company excludes when it reports its “non-GAAP” adjusted operating income and shall also exclude any effect of a change in accounting principles.
“Adjusted Provision for Income Taxes” shall mean the Company’s provision for income taxes for Fiscal 2020 adjusted to exclude the income tax effect of the one-time or unusual items that the Company excludes when it reports its “non-GAAP” adjusted operating income and shall also exclude any effect of a change in accounting principles and of Accounting Standards Update (ASU) 2016-09 issued by the Financial Accounting Standards Board (FASB) (rules for income tax impact on share-based compensation).

“Adjusted ROIC” shall mean (i) the Company’s Adjusted Operating Income for Fiscal 2020 multiplied by (ii) (1 – Adjusted Tax Rate for Fiscal 2020), and then dividing the resultant by (iii) the Company’s Average Invested Capital for Fiscal 2020.

“Adjusted Tax Rate for Fiscal 2020” shall mean (i) the Company’s Adjusted Provision for Income Taxes for Fiscal 2020 divided by (ii) the Company’s Adjusted Operating Income for Fiscal 2020 minus the Company’s interest expense or plus the Company’s interest income, as applicable, for Fiscal 2020, all expressed as a decimal carried to three (3) decimal places.

“Average Invested Capital” shall mean (i) the Company’s stockholders’ equity at the beginning of Fiscal 2020 plus (ii) the Company’s long-term debt at the beginning of Fiscal 2020 plus (iii) the Company’s stockholders’ equity at the end of Fiscal 2020 plus (iv) the Company’s long-term debt at the end of Fiscal 2020, and then dividing the sum by (v) two (2).

The Awardee has participated in the development of the Company’s operating plan for Fiscal Years 2018-2020. The targets set forth in the tables set forth above in clauses (f)(1), (f)(2) and (f)(3) are based on such plan.

___ (Awardee Initials)
___ (Company Representative)